UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2022

Activision Blizzard, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard, Building B Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name OF each exchange on which registered

Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective April 16, 2022, the Board of Directors (the “Board”) of Activision Blizzard, Inc. (the “Company”) temporarily expanded the size of the Board to eleven members and elected Lulu C. Meservey to serve as a new member. Ms. Meservey was elected to the Board to serve until her successor is duly elected and qualified or until the earlier of her death, resignation or removal. Ms. Meservey will stand for re-election to the Board at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). Ms. Meservey was appointed to the Workplace Responsibility Committee of the Board.

Ms. Meservey is the Vice President of Communications at Substack, an online platform for independent publishers of newsletters and podcasts, a role she has held since June 2021. Prior to joining Substack, Ms. Meservey co-founded the communications agency TrailRunner International and served as its Chief Operating Officer from May 2016 to January 2021 and as its President from January 2021 to June 2021. From 2013 to 2016, Ms. Meservey worked in the office of the chairman at McLarty Associates, a global strategic advisory firm headquartered in Washington, D.C., and she continued to serve as an advisor from 2016 to 2021. Her prior experience includes positions with the World Bank, where she advised on international open data initiatives, the MIT Lincoln Laboratory, where she worked on an international framework of norms in cyberspace, and as a financial analyst at J.P. Morgan. Ms. Meservey holds a B.A. in political science from Yale University and an M.A. in law and diplomacy from The Fletcher School at Tufts University.

In addition, the Board nominated Kerry A. Carr for election to the Board at the 2022 Annual Meeting. If elected, Ms. Carr will serve on the Audit Committee of the Board.

Ms. Carr is the Senior Vice President Global Performance Management, Revenue Growth Management and Shared Services at Bacardi Limited, a privately held spirits company. She has held the role of Senior Vice President Global Performance Management since April 2020, and in April 2021, became the Senior Vice President Global Performance Management, Revenue Growth Management and Shared Services and was appointed to the CEO's Global Leadership Team. Prior to that, Ms. Carr served as Global Senior Vice President—Continuous Improvement and Special Projects from 2014 until 2020 at Bacardi. Ms. Carr held a number of positions in finance, operations, supply chain and organizational design before joining Bacardi, including serving as: Executive Vice President, Chief Operating Officer, and Chief Financial Officer at Kid Brands, Inc. from 2012 to 2014; in positions of increasing responsibility in finance and operations at Avon Products, Inc. from 2003 to 2012; Vice President of Internal Audit and Corporate Security at AT&T Inc. from 2001 to 2003; Senior Vice President & Chief Financial Officer at ABC Television Stations and Radio Group from 1999 to 2001; Vice President Worldwide Management Audit and International Labor Standards Compliance at The Walt Disney Company from 1996 to 1999; Vice President of Internal Audit at Capital Cities/ABC, Inc. from 1991 to 1996; and various financial management and audit roles at Deloitte & Touche from 1985 to 1991. Ms. Carr holds a B.B.A in public accounting from Hofstra University.

The Company also announced that directors Hendrik J. Hartong III and Casey Wasserman notified the Company on April 16, 2022 that they have chosen to not stand for re-election at the 2022 Annual Meeting. Their service as directors will conclude upon the election of directors at the 2022 Annual Meeting, at which time the size of the Board will return to ten members.

The Company’s Non-Affiliated Director Compensation Program and Stock Ownership Guidelines, as amended from time to time, will be applicable to Ms. Meservey and Ms. Carr. The Company’s current Non-Affiliated Director Compensation Program and Stock Ownership Guidelines have been filed with the Securities and Exchange Commission as Exhibit 10.33 of the Company’s Form 10-K for the year ended December 31, 2021, a copy of which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/718877/000162828022003992/atvi-20211231.htm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2022

ACTIVISION BLIZZARD, INC.

	By:	/s/ Frances Townsend
Frances Townsend
Executive Vice President, Corporate Affairs, Corporate Secretary and Chief Compliance Officer